The information in this preliminary pricing supplement is not complete and may be changed. We may not sell these Securities until the pricing supplement, the accompanying product supplement, underlier supplement, prospectus supplement and prospectus (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these Securities and we are not soliciting offers to buy these Securities in any state where the offer or sale is not permitted.

Subject to Completion

PRELIMINARY PRICING SUPPLEMENT

Dated November 11, 2026

Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-298611

(To Prospectus dated October 1, 2026,

Prospectus Supplement dated October 1, 2026,

Underlier Supplement dated October 1, 2026

and Product Supplement dated October 1, 2026)

The Bank of Nova Scotia $● Airbag In-Digital Securities
Linked to the shares of the iShares® Russell 2000 ETF due May 16, 2028

Investment Description

The Bank of Nova Scotia Airbag In-Digital Securities (the “Securities”) are senior unsecured debt securities issued by The Bank of Nova Scotia (“BNS” or the “issuer”) linked to the performance of the shares of the iShares® Russell 2000 ETF (the “underlying asset”). We also refer to an exchange-traded fund as an “ETF” herein. The amount you receive at maturity will be based on the direction and percentage change in the level of the underlying asset from its closing level on the strike date (the “initial level”) to its closing level on the final valuation date (the “final level”) and whether the final level is less than the digital barrier (which is equal to the conversion level). If the final level is equal to or greater than the digital barrier (which is equal to the conversion level), BNS will pay you a cash payment per Security at maturity equal to the principal amount plus a percentage return equal to the digital return. If, however, the final level is less than the conversion level, BNS will deliver to you at maturity a number of shares of the underlying asset (with cash paid in lieu of any fractional share) per Security equal to the quotient of (i) the principal amount divided by (ii) the conversion level (the “share delivery amount”), the value of which is expected to be worth less than the principal amount, resulting in a loss of some or all of your investment in the Securities. Any fractional share included in the share delivery amount will be paid in cash at an amount equal to the product of the fractional share and the final level. For the avoidance of doubt, if the share delivery amount is less than 1.0000, at maturity you will receive an amount in cash per Security, if anything, equal to the product of the share delivery amount and the final level. Investing in the Securities involves significant risks. The Securities do not pay interest and your potential return on the Securities is limited to the digital return. You may lose some or all of your investment in the Securities. The contingent repayment of principal applies only if you hold the Securities to maturity. Any payment or delivery on the Securities, including any repayment of principal, is subject to the creditworthiness of BNS. If BNS were to default on its payment obligations you may not receive any amounts or shares owed to you under the Securities and you could lose your entire investment in the Securities.

Features

 Digital Return Feature: If the final level is equal to or greater than the digital barrier (which is equal to the conversion level), BNS will pay you a cash payment per Security at maturity equal to the principal amount plus a percentage return equal to the digital return.

 Contingent Repayment of Principal at Maturity with Potential for Full Downside Market Exposure: If the final level is less than the conversion level, BNS will deliver to you at maturity a number of shares of the underlying asset (with cash paid in lieu of any fractional share) per Security equal to the share delivery amount, the value of which is expected to be worth less than the principal amount, resulting in a loss of some or all of your investment in the Securities. The contingent repayment of principal applies only if you hold the Securities to maturity. Any payment or delivery on the Securities, including any repayment of principal, is subject to the creditworthiness of BNS.

Key Dates

Strike Date	November 10, 2026
Trade Date*	November 11, 2026
Settlement Date*	November 16, 2026
Final Valuation Date**	May 11, 2028
Maturity Date**	May 16, 2028
*

We expect to deliver the Securities against payment on the third business day following the trade date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Securities in the secondary market on any date prior to one business day before delivery of the Securities will be required, by virtue of the fact that each Security initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade

**	Subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.

Notice to investors: the Securities are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the principal amount of the Securities at maturity, and the Securities may have the full downside market risk of an investment in the underlying asset. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of BNS. You should not purchase the Securities if you do not understand or are not comfortable with the significant risks involved in investing in the Securities.

You should carefully consider the risks described under “Key Risks” beginning on page P-4 herein and under “Additional Risk Factors Specific to the Notes” beginning on page PS-6 of the accompanying product supplement and “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement and on page 8 of the accompanying prospectus. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on your Securities. You may lose some or all of your investment in the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network.

Security Offering

The return on the Securities is subject to, and will not exceed, the “digital return”. The initial level of the underlying asset was its closing level on the strike date and not its closing level or its level at any other time on the trade date, and the remaining terms for the Securities were also set on the strike date.

Underlying Asset	Bloomberg Ticker	Digital Return	Initial Level	Digital Barrier	Conversion Level	Share Delivery Amount*	CUSIP	ISIN
Shares of the iShares® Russell 2000 ETF	IWM	15.05%	$280.58	$238.49, which is 85.00% of the Initial Level	$238.49, which is 85.00% of the Initial Level	4.1930	06420D738	US06420D7387

* Equal to $1,000 divided by the conversion level, rounded to the nearest ten thousandth of one share. If you receive the share delivery amount at maturity, any fractional share included in the share delivery amount will be paid in cash at an amount equal to the product of the fractional share and the final level. The share delivery amount and conversion level are subject to adjustments in the case of certain events, as described in the accompanying product supplement under “General Terms of the Notes — Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Adjustments to a Reference ETF” and “— Anti-Dilution Adjustments Relating to a Reference Equity”.

The initial estimated value of your Securities on the trade date is expected to be between $963.28 and $993.28 per principal amount, which will be less than the issue price to public listed below. See “Additional Information Regarding Estimated Value of the Securities” herein and “Key Risks — Risks Relating to Estimated Value and Liquidity” beginning on page P-6 of this document for additional information. The actual value of your Securities at any time will reflect many factors and cannot be predicted with accuracy.

See “Additional Information About BNS and the Securities” on page P-ii. The Securities will have the terms set forth in the accompanying product supplement, prospectus supplement, underlier supplement and prospectus, each dated October 1, 2026 and this document.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this document, the accompanying product supplement, underlier supplement, prospectus supplement or prospectus. Any representation to the contrary is a criminal offense.

The Securities are not insured by the Canada Deposit Insurance Corporation (the “CDIC”) pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other government agency of Canada, the U.S. or any other jurisdiction. The Securities are not bail-inable debt securities under the CDIC Act.

Offering of Securities	Issue Price to Public		Underwriting Discount(1)(2)		Proceeds to The Bank of Nova Scotia(1)(2)
	Total	Per Security	Total	Per Security	Total	Per Security
Securities linked to the shares of the iShares® Russell 2000 ETF	$•	$1,000.00	$•	$0.00	$•	$1,000.00

(1) Scotia Capital (USA) Inc. (“SCUSA”), our affiliate, will purchase the Securities at the principal amount and, as part of the distribution of the Securities, will sell the Securities to UBS Financial Services Inc. (“UBS”) at the principal amount. UBS proposes to offer the Securities at the issue price to certain fee-based advisory accounts for which UBS is an investment advisor. See “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)” herein for additional information.

(2) This amount excludes any profits to BNS, SCUSA or any of our other affiliates from hedging. See “Key Risks” and “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)” herein for additional considerations relating to hedging activities.

Scotia Capital (USA) Inc. UBS Financial Services Inc.

Additional Information About BNS and the Securities

You should read this pricing supplement together with the prospectus dated October 1, 2026, as supplemented by the prospectus supplement dated October 1, 2026, the underlier supplement dated October 1, 2026 and the product supplement (Market-Linked Notes, Series A) dated October 1, 2026, relating to our Senior Note Program, Series A, of which these Securities are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product supplement.

The Securities may vary from the terms described in the accompanying prospectus, prospectus supplement, underlier supplement and product supplement in several important ways. You should read this pricing supplement carefully, including the documents incorporated by reference herein. In the event of any conflict between this pricing supplement and any of the foregoing, the following hierarchy will govern: first, this pricing supplement; second, the accompanying product supplement; third, the accompanying underlier supplement; fourth, the accompanying prospectus supplement; and last, the accompanying prospectus. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website).

This pricing supplement, together with the documents listed below, contains the terms of the Securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” herein, in “Additional Risk Factors Specific to the Notes” of the accompanying product supplement and in “Risk Factors” of the accompanying prospectus supplement and of the accompanying prospectus, as the Securities involve risks not associated with conventional debt securities.

We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Securities in light of your particular circumstances.

You may access these documents on the SEC website at www.sec.gov as follows:

♦Product Supplement (Market-Linked Notes, Series A) dated October 1, 2026:
http://www.sec.gov/Archives/edgar/data/9631/000183988226048521/bns_424b2-31770.htm

♦Underlier Supplement dated October 1, 2026:

http://www.sec.gov/Archives/edgar/data/9631/000183988226048979/bns_424b2-31771.htm

♦Prospectus Supplement dated October 1, 2026:

http://www.sec.gov/Archives/edgar/data/9631/000183988226048532/bns_424b3-31769.htm

♦Prospectus dated October 1, 2026:
http://www.sec.gov/Archives/edgar/data/9631/000119312526410029/d175586d424b3.htm

References to “BNS”, “we”, “our” and “us” refer only to The Bank of Nova Scotia and not to its consolidated subsidiaries and references to the “Airbag In-Digital Securities” or the “Securities” refer to the Securities that are offered hereby. Also, references to the “accompanying product supplement” mean the BNS product supplement, dated October 1, 2026, references to the “accompanying underlier supplement” mean the BNS underlier supplement, dated October 1, 2026, references to the “accompanying prospectus supplement” mean the BNS prospectus supplement, dated October 1, 2026 and references to the “accompanying prospectus” mean the BNS prospectus, dated October 1, 2026.

BNS reserves the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, BNS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case BNS may reject your offer to purchase.

P-ii

Investor Suitability

The Securities may be suitable for you if:

♦You fully understand and are willing to accept the risks inherent in an investment in the Securities, including the risk of loss of your entire investment.

♦You can tolerate a loss of some or all of your investment and are willing to make an investment that may have the full downside market risk of an investment in the underlying asset or the assets comprising the underlying asset (the “underlying constituents”).

♦You can tolerate receiving the share delivery amount at maturity, the value of which is expected to be worth less than your principal amount resulting in the loss of some or all of your investment in the Securities.

♦You believe that the final level will be equal to or greater than the digital barrier (which is equal to the conversion level) and you believe that the level of the underlying asset will increase over the term of the Securities by a percentage that is less than the digital return specified on the cover hereof.

♦You understand and accept that your potential return is limited to the digital return and you are willing to invest in the Securities based on the digital return specified on the cover hereof.

♦You are willing to invest in the Securities based on the digital barrier and conversion level specified on the cover hereof.

♦You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying asset.

♦You do not seek current income from your investment and are willing to forgo any dividends paid on the underlying asset or the underlying constituents.

♦You understand and are willing to accept the risks associated with the underlying asset.

♦You are willing to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.

♦You are willing to assume the credit risk of BNS for all payments and deliveries under the Securities, and understand that if BNS defaults on its obligations you may not receive any amounts or deliveries due to you including any repayment of principal.

The Securities may not be suitable for you if:

♦You do not fully understand or are not willing to accept the risks inherent in an investment in the Securities, including the risk of loss of your entire investment.

♦You require an investment designed to provide a full return of principal at maturity.

♦You cannot tolerate a loss of some or all of your investment or are unwilling to make an investment that may have the full downside market risk of an investment in the underlying asset or the underlying constituents.

♦You cannot tolerate receiving the share delivery amount at maturity, the value of which is expected to be worth less than your principal amount and may be zero.

♦You believe that the final level is likely to be less than the conversion level or you believe that the level of the underlying asset will increase over the term of the Securities by a percentage that is greater than the digital return indicated on the cover hereof.

♦You seek an investment that would allow you to benefit from any appreciation of the underlying asset beyond the return represented by the digital return or you are unwilling to invest in the Securities based on the digital return specified on the cover hereof.

♦You are unwilling to invest in the Securities based on the digital barrier and conversion level specified on the cover hereof.

♦You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying asset.

♦You do not understand or are not willing to accept the risks associated with the underlying asset.

♦You seek current income from your investment or prefer to receive any dividends paid on the underlying asset or the underlying constituents.

♦You are unable or unwilling to hold the Securities to maturity or you seek an investment for which there will be an active secondary market.

♦You are not willing to assume the credit risk of BNS for all payments and deliveries under the Securities, including any repayment of principal.

The investor suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should review “Information About the Underlying Asset” herein for more information on the underlying asset. You should also review “Key Risks” herein and the more detailed “Additional Risk Factors Specific to the Notes” in the accompanying product supplement for risks related to an investment in the Securities.

Preliminary Terms

Issuer	The Bank of Nova Scotia
Issue	Senior Note Program, Series A
Agents	Scotia Capital (USA) Inc. (“SCUSA”) and UBS Financial Services Inc. (“UBS”)
Principal Amount	$1,000 per Security
Term	Approximately 18 months.
Underlying Asset	Shares of the iShares® Russell 2000 ETF
Digital Return	15.05%
Payment at Maturity (per Security)	If the final level is equal to or greater than the digital barrier (which is equal to the conversion level), BNS will pay you an amount in cash equal to:
$1,000 × (1 + Digital Return)
If the final level is less than the conversion level, BNS will deliver to you a number of shares of the underlying asset (with cash paid in lieu of any fractional share), equal to:
Share Delivery Amount

In this case, you will receive the share delivery amount, the value of which is expected to be worth less than the principal amount, resulting in a loss of some or all of your investment in the Securities.

Share Delivery Amount (per Security)(1)

A number of shares of the underlying asset equal to the quotient of (i) the principal amount divided by (ii) the conversion level, rounded to the nearest ten thousandth of one share, as specified on the cover hereof.

Any fractional share included in the share delivery amount will be paid in cash at an amount equal to the product of the fractional share and the final level. For the avoidance of doubt, if the share delivery amount is less than 1.0000, at maturity you will receive an amount in cash per Security, if anything, equal to the product of the share delivery amount and the final level.

Initial Level(1)	The closing level of the underlying asset on the strike date and not on the trade date, as specified on the cover hereof.
Final Level(1)	The closing level of the underlying asset on the final valuation date.
Digital Barrier(1)	A specified level of the underlying asset that is less than the initial level, equal to a percentage of the initial level, as specified on the cover hereof.
Conversion Level(1)	A specified level of the underlying asset that is less than the initial level, equal to a percentage of the initial level, as indicated on the cover hereof.

Business Day	As specified in the product supplement under “General Terms of the Notes — Special Calculation Provisions — Business Day”
Trading Day	As specified in the product supplement under “General Terms of the Notes — Special Calculation Provisions — Trading Day”.
Tax Redemption

Notwithstanding anything to the contrary in the accompanying product supplement, the provision set forth under “General Terms of the Notes—Payment of Additional Amounts” and “General Terms of the Notes—Tax Redemption” shall not apply to the Securities.

Canadian Bail-in	The Securities are not bail-inable debt securities under the CDIC Act.
Terms Incorporated

All of the terms appearing above the item under the caption “General Terms of the Notes” in the accompanying product supplement, as modified by this pricing supplement, and for purposes of the foregoing, references herein to “underlying asset”, “underlying constituents”, “closing level” and “conversion level” mean “reference asset”, “reference asset constituents”, “closing value” and “barrier value”, respectively, each as defined in the accompanying product supplement. In addition to those terms, the following two sentences are also so incorporated into the master note: BNS confirms that it fully understands and is able to calculate the effective annual rate of interest applicable to the Securities based on the methodology for calculating per annum rates provided for in the Securities. BNS irrevocably agrees not to plead or assert Section 4 of the Interest Act (Canada), whether by way of defense or otherwise, in any proceeding relating to the Securities.

(1) As determined by the calculation agent and as may be adjusted as described under “General Terms of the Notes — Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Adjustments to a Reference ETF” and “— Anti-Dilution Adjustments Relating to a Reference Equity” in the accompanying product supplement. For the avoidance of doubt, any adjustments to the share delivery amount will be effected by any adjustments to the initial level and conversion level as described in such sections.

Investment Timeline

Strike Date	The initial level is observed and the final terms of the Securities are set.

Maturity Date

The final level is observed on the final valuation date.

If the final level is equal to or greater than the digital barrier (which is equal to the conversion level), BNS will pay you an amount in cash per Security equal to:

$1,000 × (1 + Digital Return)

If the final level is less than the conversion level, BNS will deliver to you a number of shares of the underlying asset (with cash paid in lieu of any fractional share) per Security equal to:

Share Delivery Amount

In this case, you will receive the share delivery amount, the value of which is expected to be worth less than the principal amount, resulting in a loss of some or all of your investment in the Securities.

Investing in the Securities involves significant risks. You may lose some or all of your investment in the Securities. Specifically, if the final level is less than the conversion level, BNS will deliver to you a number of shares of the underlying asset (with cash paid in lieu of any fractional share) per Security equal to the share delivery amount, the value of which is expected to be worth less than the principal amount, resulting in a loss of some or all of your investment in the Securities. Any payment or delivery on the Securities, including any repayment of principal, is subject to the creditworthiness of BNS. If BNS were to default on its payment obligations, you may not receive any amounts or shares owed to you under the Securities and you could lose your entire investment in the Securities.

Key Risks

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to a hypothetical investment in the underlying asset or underlying constituents. Some of the key risks that apply to the Securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the Securities under “Additional Risk Factors Specific to the Notes” of the accompanying product supplement and “Risk Factors” of the accompanying prospectus supplement and of the accompanying prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Securities in light of your particular circumstances.

Risks Relating to Return Characteristics

♦Risk of loss at maturity — The Securities differ from ordinary debt securities in that BNS will not necessarily repay the principal amount of the Securities. If the final level is less than the conversion level, BNS will deliver to you at maturity a number of shares of the underlying asset (with cash paid in lieu of any fractional share) per Security equal to the share delivery amount, the value of which is expected to be worth less than your principal amount and could be zero.

If you receive the share delivery amount then, as of the final valuation date, the percentage decline in the value of the share delivery amount will be at a proportionately higher percentage relative to any percentage decline in the level of the underlying asset below the conversion level from the initial level to the final level. Therefore, the further the final level has declined from the conversion level, the closer your loss of principal will be to the decline of the underlying asset from the initial level and, in extreme situations, you could lose all of your investment in the Securities. Additionally, in the event that the final level is less than the conversion level, any decline in the level of the underlying asset from the final valuation date to the maturity date will cause your return on the Securities to be less than the return you would have received had BNS instead paid you the cash value of the share delivery amount as of the final valuation date.

♦The digital return applies only if you hold your Securities to maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the digital return, even if the level of the underlying asset at such time is equal to or greater than the digital barrier (which is equal to the conversion level). You can receive the full benefit of the digital return only if you hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your investment even if the then-current level of the underlying asset is equal to or greater than the digital barrier.

♦Your potential return on the Securities is limited to the digital return — The return potential of the Securities is limited to the digital return, regardless of the increase of the underlying asset. If the level of the underlying asset increases beyond the digital return, your return on the Securities will be less than that of a hypothetical direct investment in the underlying asset. You will not benefit from any appreciation of the underlying asset beyond the return represented by the digital return, which may be significant.

♦The return on the Securities may change significantly despite only a small difference in the degree of change of the underlying asset between the initial level and final level — The return on the Securities may change significantly despite only a small difference in the degree of change of the underlying asset from the initial level to the final level. For example, if the final level is equal to the digital barrier (which is equal to the conversion level), you would receive a positive return on the Securities equal to the digital return, whereas a decline of the underlying asset to a final level that is only slightly lower than the conversion level would instead result in a delivery of a number of shares of the underlying asset (with cash paid in lieu of any fractional share) per Security equal to the share delivery amount, the value of which is expected to be worth less than your principal amount. The return on an investment in the Securities in these two scenarios is significantly different despite only a small relative difference in the price of the underlying asset.

♦No interest payments — BNS will not pay any interest with respect to the Securities.

♦Greater expected volatility generally indicates an increased risk of loss at maturity — “Volatility” refers to the frequency and magnitude of changes in the level of the underlying asset. The greater the expected volatility of the underlying asset as of the time the terms of the Securities are determined, the greater the expectation is as of that date that the final level could be less than the conversion level and, as a consequence, indicates an increased risk of loss. While the digital return, digital barrier and conversion level are based, in part, on the expected volatility of the underlying asset at the time the terms of the Securities are determined, the actual volatility of the underlying asset over the term of the Securities may be significantly higher and, under such circumstances, you will face an even greater risk that you will lose some or all of your principal at maturity. You should be willing to accept the downside market risk of the underlying asset and the potential to lose some or all of your investment in the Securities.

♦Owning the Securities is not the same as owning the underlying asset or the underlying constituents — The return on your Securities may not reflect the return you would realize if you actually owned the underlying asset or the underlying constituents. For instance, if the final level is equal to or greater than the digital barrier, you will receive the digital return regardless of any appreciation of the underlying asset and, therefore, you will not benefit from any increase in the level of the underlying asset from the initial level to the final level in excess of an amount that exceeds the digital return. You will not receive or be entitled to receive any dividend payments or other distributions paid to holders of the underlying asset or the underlying constituents during the term of the Securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Securities. In addition, as an owner of the Securities, you will not have voting rights or any other rights that a holder of the underlying asset or the underlying constituents may have.

Risks Relating to Characteristics of the Underlying Asset

♦Market risk — The return on the Securities, which may be negative, is directly linked to the performance of the underlying asset and indirectly linked to the value of the underlying constituents. The level of the underlying asset can rise or fall sharply due to factors specific to the underlying asset, the sponsor of the underlying asset (the “sponsor”) and the underlying constituents and their issuers (each, an “underlying constituent issuer”), such as stock price volatility, earnings and financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as stock or commodity market volatility and levels, interest rates and economic, political and other conditions. You, as an investor in the Securities, should conduct your own investigation into the sponsor and the underlying asset. For additional information regarding the underlying asset, please see “Information About the Underlying Asset” herein and the SEC filings relating to the underlying asset. We urge you to review financial and other information filed regarding the underlying asset periodically by the sponsor with the SEC.

♦There can be no assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the level of the underlying asset will rise or fall and there can be no assurance that the final level will be equal to or greater than the digital barrier or conversion level. The final level will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying constituents. You should be willing to accept the downside risks of owning equities in general and the underlying asset and underlying constituents in particular, and the risk of losing some or all of your investment in the Securities.

♦There are risks associated with underlying assets that are ETFs — Although shares of the underlying asset are listed for trading on a national securities exchange as specified herein under “Information About the Underlying Asset”, and a number of similar products have been traded on such exchange or other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the underlying asset or that there will be liquidity in the trading market. In addition:

Management Risk

The underlying asset is subject to management risk, which is the risk that the investment strategy of the sponsor, the implementation of which is subject to a number of constraints, may not produce the intended results. The underlying asset is also not actively managed and may be affected by a general decline in market segments relating to its target index. The sponsor invests in securities included in, or representative of, the target index regardless of their investment merits. The sponsor does not attempt to take defensive positions in declining markets. Accordingly, the performance of the underlying asset could be lower than other types of funds that may actively shift portfolio assets to take advantage of market opportunities or to lessen the impact of a market decline.

Custody and Liquidity Risk

Under continuous listing standards, the underlying asset will be required to confirm on an ongoing basis that the components of the target index satisfy the applicable listing requirements. In the event that the target index does not comply with the applicable listing requirements, the underlying asset would be required to rectify such non-compliance by requesting that the sponsor of the target index modify such target index, adopting a new target index or obtain relief from the SEC. There can be no assurance that the sponsor of the target index would so modify the target index or that relief would be obtained from the SEC and, therefore, non-compliance with the continuous listing standards may result in the underlying asset being delisted.

Tracking and Underperformance Risk

In addition to the risk that the underlying asset may not track the target index due to management risk as discussed above, the performance of the underlying asset will reflect additional transaction costs and fees that are not included in the calculation of the target index. Also, corporate actions with respect to the equity securities held in the underlying asset’s portfolio (such as mergers and spin-offs) may impact the performance differential between the underlying asset and the target index. Finally, because the shares of the underlying asset are traded on a national securities exchange and are subject to market supply and investor demand, the market value of one share of the underlying asset may differ from the net asset value per share of the underlying asset.

For all of the foregoing reasons, the performance of the underlying asset may not correlate with the performance of the target index. Consequently, the return on the Securities will not be the same as investing directly in the shares of the underlying asset or in the underlying constituents or in the target index or in the securities comprising the target index, and will not be the same as investing in a debt security with payments linked to the performance of the target index. This variation in performance is called “tracking error” and, at times, the tracking error may be significant.

♦The Notes are subject to small-capitalization risk — The target index of the underlying asset is an index of stocks of small-capitalization companies, as described under “Information About the Underlying Asset” and, accordingly, the Notes are subject to risks associated with small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than mid- and large-capitalization companies and therefore the share price of the underlying asset may be more volatile than that of a fund that invests a larger percentage of its assets in stocks issued by mid- and large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of mid- and large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded, making it difficult for the underlying asset to buy and sell them. In addition, small-capitalization companies are typically less stable financially than mid- and large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than mid- and large-capitalization companies and are more susceptible to adverse developments related to their products.

♦There is no affiliation among the underlying constituent issuers, the sponsor of the target index or the sponsor and us or the Agents — BNS, the Agents and our other or their respective affiliates may currently, or from time to time in the future, engage in business with the underlying constituent issuers, the sponsor of the target index or the sponsor. None of us, the Agents or any of our other or their respective affiliates have participated in the preparation of any publicly available information or made any “due diligence” investigation or inquiry with respect to the underlying asset or its underlying constituents. You should make your own investigation into the underlying asset, sponsor and the underlying constituent issuers. See the section below entitled “Information About the Underlying Asset” herein for additional information about the underlying asset.

♦BNS and the Agents cannot control actions by the sponsor that may adjust the underlying asset in a way that could adversely affect the market value of, and return on, the Securities, and the sponsor has no obligation to consider your interests — The sponsor may from time to time be called upon to make certain policy decisions or judgments with respect to the implementation of its policies concerning the calculation of the net asset value of the underlying asset, additions, deletions or substitutions of its underlying constituents and the manner in which changes affecting the target index are reflected in the underlying asset that could affect the market price of the shares of the underlying asset, and therefore, the return on the Securities. The return on the Securities and their market value could also be affected if the sponsor changes these policies, for example, by changing the manner in which it calculates the net asset value of the underlying asset, or if the sponsor discontinues or suspends calculation or publication of the net asset value of the underlying asset, in which case it may become difficult or inappropriate to determine the market value of your Securities. See also “— Risks Relating to Hedging Activities and Conflicts of Interest —     The calculation agent can make antidilution and other adjustments that may adversely affect the market value of, and return on, the Securities” herein.

♦Changes affecting the target index could have an adverse effect on the market value of, and return on, the Securities — The sponsor of the target index owns the target index and is responsible for the design and maintenance of the target index. The policies of the sponsor concerning the calculation of the target index, including decisions regarding the addition, deletion or substitution of the equity securities included in the target index, could affect the level of the target index and, consequently, could affect the market price of the underlying asset and, therefore, the market value of, and return on, the Securities. The sponsor may discontinue or suspend calculation or dissemination of its target index. Any such actions could have a material adverse effect on the market value of, and return on, the Securities.

♦BNS and the Agents cannot control actions by the sponsor of the target index and the sponsor of the target index has no obligation to consider your interests — None of BNS, UBS or our or their respective affiliates are affiliated with the sponsor of the target index and have any ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the target index. The sponsor of the target index is not involved in the Securities offering in any way and has no obligation to consider your interest as an owner of the Securities in taking any actions that might negatively affect the market value of, and return on, the Securities.

Risks Relating to Estimated Value and Liquidity

♦BNS’ initial estimated value of the Securities at the time of pricing will be lower than the issue price of the Securities — BNS’ initial estimated value of the Securities is only an estimate. The issue price of the Securities will exceed BNS’ initial estimated value. The difference between the issue price of the Securities and BNS’ initial estimated value reflects costs associated with selling and structuring the Securities, as well as hedging its obligations under the Securities. Therefore, the economic terms of the Securities are less favorable to you than they would have been if these expenses had not been paid or had been lower.

♦Neither BNS’ nor SCUSA’s estimated value of the Securities at any time is determined by reference to credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities — BNS’ initial estimated value of the Securities and SCUSA’s estimated value of the Securities at any time are determined by reference to BNS’ internal funding rate. The internal funding rate used in the determination of the estimated value of the Securities generally represents a discount from the credit spreads for BNS’ conventional fixed-rate debt securities and the borrowing rate BNS would pay for its conventional fixed-rate debt securities. This discount is based on, among other things, BNS’ view of the funding value of the Securities as well as the higher issuance, operational and ongoing liability management costs of the Securities in comparison to those costs for BNS’ conventional fixed-rate debt. If the interest rate implied by the credit spreads for BNS’ conventional fixed-rate debt securities, or the borrowing rate BNS would pay for its conventional fixed-rate debt securities were to be used, BNS would expect the economic terms of the Securities to be more favorable to you. Consequently, the use of an internal funding rate for the Securities increases the estimated value of the Securities at any time and has an adverse effect on the economic terms of the Securities.

♦BNS’ initial estimated value of the Securities does not represent future values of the Securities and may differ from others’ (including SCUSA’s) estimates — BNS’ initial estimated value of the Securities is determined by reference to its internal pricing models as of the trade date. These pricing models consider certain factors, such as BNS’ internal funding rate on the trade date, the expected term of the Securities, market conditions and other relevant factors existing at that time, and BNS’ assumptions about market parameters, which can include volatility of the underlying asset, dividend rates, interest rates and other factors. Different pricing models and assumptions (including the pricing models and assumptions used by SCUSA) could provide valuations for the Securities that are different, and perhaps materially lower, from BNS’ initial estimated value. Therefore, the price at which SCUSA would buy or sell your Securities (if SCUSA makes a market, which it is not obligated to do) may be materially lower than BNS’ initial estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.

♦The Securities have limited liquidity — The Securities will not be listed on any securities exchange or automated quotation system. Therefore, there may be little or no secondary market for the Securities. SCUSA and any other affiliates of BNS intend, but are not required, to make a market in the Securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Because we do not expect that other broker-dealers will participate in the secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which SCUSA is willing to purchase the Securities from you. If at any time SCUSA does not make a market in the Securities, it is likely that there would be no secondary market for the Securities. Accordingly, you should be willing to hold your Securities to maturity.

♦The price at which SCUSA would buy or sell the Securities (if SCUSA makes a market, which it is not obligated to do) will be based on SCUSA’s estimated value of the Securities and, depending on your broker, may be less than the valuation provided on your customer account statement — SCUSA’s estimated value of the Securities is determined by reference to its pricing models and takes into account BNS’ internal funding rate. If SCUSA buys or sells the Securities it will do so at prices that reflect the estimated value determined by reference to SCUSA’s pricing models at that time. The price at which SCUSA will buy or sell the Securities at any time also will reflect its then current bid and ask spread for similar sized trades of structured notes. The value provided by SCUSA on its customer account statements is based on these pricing models. As a result, depending on your broker, SCUSA or its affiliates may offer to buy or sell the Securities in the secondary market at a price that is less than the valuation provided on your broker’s customer account statements. Investors should inquire as to the valuation provided on their customer account statement provided by unaffiliated dealers, including UBS. As described above, SCUSA and its affiliates intend, but are not required, to make a market for the Securities and may stop making a market at any time.

SCUSA’s pricing models consider certain variables, including principally BNS’ internal funding rate, interest rates (forecasted, current and historical rates), volatility of the underlying asset, price-sensitivity analysis and the time to maturity of the Securities. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your Securities in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of the Securities determined by reference to SCUSA’s models, taking into account BNS’ internal funding rate, due to, among other things, any differences in pricing models or assumptions used by others. If SCUSA calculated its estimated value of the Securities by reference to BNS’ credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities (as opposed to BNS’ internal funding rate), the price at which SCUSA would buy or sell the Securities (if SCUSA makes a market, which it is not obligated to do) could be significantly lower.

In addition to the factors discussed above, the value and quoted price of the Securities at any time will reflect many factors and cannot be predicted. If SCUSA makes a market in the Securities, the price quoted by SCUSA would reflect any changes in market conditions and other relevant factors, including any deterioration in BNS’ creditworthiness or perceived creditworthiness. These changes may adversely affect the value of the Securities, including the price you may receive for the Securities in any market making transaction. To the extent that SCUSA makes a market in the Securities, the quoted price will reflect the estimated value determined by reference to SCUSA’s pricing models at that time, plus or minus SCUSA’s then current bid and ask spread for similar sized trades of structured notes. Furthermore, if you sell your Securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your Securities in a secondary market sale.

♦The price of the Securities prior to maturity will depend on a number of factors and may be substantially less than the principal amount — Because structured notes, including the Securities, can be thought of as having a debt component and a derivative component, factors that influence the values of debt instruments and options and other derivatives will also affect the terms and features of the Securities at issuance and the market price of the Securities prior to maturity. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the level of the underlying asset over the full term of the Securities, (ii) volatility of the level of the underlying asset and the prices of the underlying constituents and the market's perception of future volatility of the foregoing, (iii) changes in interest rates generally, (iv) any actual or anticipated changes in our credit ratings or credit spreads, (v) dividend yields on the underlying constituents and (vi) time remaining to maturity. In particular, because the provisions of the Securities relating to the payment at maturity behave like options, the value of the Securities will vary in ways which are non-linear and may not be intuitive.

Depending on the actual or anticipated level of the underlying asset and other relevant factors, the market value of the Securities may decrease and you may receive substantially less than the principal amount if you sell your Securities prior to maturity regardless of the level of the underlying asset at such time.

Risks Relating to Hedging Activities and Conflicts of Interest

♦Hedging activities by BNS and SCUSA may negatively impact investors in the Securities and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the Securities — We, SCUSA or one or more of our other affiliates has hedged or expects to hedge our obligations under the Securities. Such hedging transactions may include entering into swap or similar agreements, purchasing shares of the underlying asset and/or the underlying constituents and/or purchasing futures, options and/or other instruments linked to the underlying asset and/or one or more of the underlying constituents. We, SCUSA or one or more of our or their respective affiliates also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the underlying asset and/or one or more of the underlying constituents, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the final valuation date. We, SCUSA or one or more of our or their respective affiliates may also enter into, adjust and unwind hedging transactions relating to other basket- or index-linked securities whose returns are linked to changes in the level of the underlying asset and/or one or more of the underlying constituents. Any of these hedging activities may adversely affect the level of the underlying asset — directly or indirectly by affecting the price of the underlying constituents — and therefore the market value of the Securities and the amount you will receive, if any, on the Securities.

You should expect that these transactions will cause BNS, SCUSA or our other affiliates, or our or their respective clients or counterparties, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the Securities. None of BNS, SCUSA or any of our other affiliates will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the Securities, and any of the foregoing may receive substantial returns with respect to these hedging activities while the market value of, and return on, the Securities declines.

♦The calculation agent can make antidilution and other adjustments that may adversely affect the market value of, and any return on, the Securities — For antidilution and certain other events (including, but not limited to, a modification to the methodology of the underlying asset or its target index) affecting the underlying asset, the calculation agent may make adjustments to its initial level, digital barrier, conversion level, closing level, share delivery amount and/or final level, as applicable, and any other term of the Securities. However, the calculation agent will not make an adjustment in response to every corporate event that could affect the underlying asset. If an event occurs that does not require the calculation agent to make an adjustment, the market value of, and any payment on, the Securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the accompanying product supplement or this document as necessary to achieve an equitable result. Further, if, due to an event beyond our control, we determine that it is impossible, impracticable or illegal for us to deliver shares of the underlying asset, we will, without your consent or any prior notice, pay the cash value, as described herein and as determined by the calculation agent, in lieu of delivering shares. The occurrence of any antidilution or reorganization event and the consequent adjustments may materially and adversely affect the market value of, and return on, the Securities.

Following a de-listing, liquidation or termination of the underlying asset shares, the payment at maturity may be based on a share of another exchange-traded fund or calculated by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the underlying asset shares. For more information, see the section under “General Terms of the Notes — Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Adjustments to a Reference ETF” in the accompanying product supplement.

♦We, the Agents and our or their respective affiliates regularly provide services to, or otherwise have business relationships with, a broad client base, which has included and may include us and the sponsor and/or underlying constituent issuers and the market activities by us, the Agents or our or their respective affiliates for our or their own respective accounts or for our or their respective clients could negatively impact investors in the Securities — We, the Agents and our or their respective affiliates regularly provide a wide range of financial services, including financial advisory, investment advisory and transactional services to a substantial and diversified client base. As such, we each may act as an investor, investment banker, research provider, investment manager, investment adviser, market maker, trader, prime broker or lender. In those and other capacities, we, the Agents and/or our or their respective affiliates purchase, sell or hold a broad array of investments, actively traded securities (including the Securities or other securities that we have issued), the underlying asset, the underlying constituents, derivatives, loans, credit default swaps, indices, baskets and other financial instruments and products for our or their own respective accounts or for the accounts of our or their respective customers, and we will have other direct or indirect interests, in those securities and in other markets that may not be consistent with your interests and may adversely affect the level of the underlying asset and/or the value of the Securities. You should assume that we or they will, at present or in the future, provide such services or otherwise engage in transactions with, among others, us and the underlying constituent issuers, or transact in securities or instruments or with parties that are directly or indirectly related to these entities. These services could include making loans to or equity investments in those companies, providing financial advisory or other investment banking services, or issuing research reports. Any of these financial market activities may, individually or in the aggregate, have an adverse effect on the level of the underlying asset and the market for your Securities, and you should expect that our interests and those of the Agents and/or our or their respective affiliates, clients or counterparties, will at times be adverse to those of investors in the Securities.

You should expect that we, the Agents, and our or their respective affiliates, in providing these services, engaging in such transactions, or acting for our or their own respective accounts, may take actions that have direct or indirect effects on the Securities or other securities that we may issue, the underlying asset, the underlying constituents other securities or instruments similar to or linked to the foregoing, and that such actions could be adverse to the interests of investors in the Securities. In addition, in connection with these activities, certain personnel within us, the Agents or our or their respective affiliates may have access to confidential material non-public information about these parties that would not be disclosed to investors in the Securities.

We, the Agents and our or their respective affiliates regularly offer a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to the Securities or other securities that we may issue, the underlying constituents or other securities or instruments similar to or linked to the foregoing. Investors in the Securities should expect that we, the Agents and our or their respective affiliates offer securities, financial instruments, and other products that may compete with the Securities for liquidity or otherwise.

♦Potential impact on price by BNS or the Agents — Trading or transactions by BNS, the Agents or our or their respective affiliates in the underlying asset or any underlying constituents, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments with returns linked to the performance of the underlying asset or any underlying constituents may adversely affect the level of the underlying asset or underlying constituents and, therefore, the market value of the Securities. See “— Risks Relating to Hedging Activities and Conflicts of Interest — Hedging activities by BNS and SCUSA may negatively impact investors in the Securities and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the Securities” for additional information regarding hedging-related transactions and trading.

♦The calculation agent will have significant discretion with respect to the Securities, which may be exercised in a manner that is adverse to your interests — The calculation agent will be an affiliate of BNS. The calculation agent can postpone the determination of the final level on the final valuation date if a market disruption event occurs and is continuing on that day.

♦Potentially inconsistent research, opinions or recommendations by BNS or the Agents — BNS, the Agents and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by BNS, the Agents or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying asset to which the Securities are linked.

Risks Relating to General Credit Characteristics

♦Credit risk of BNS — The Securities are senior, unsecured debt obligations of BNS and are not, either directly or indirectly, an obligation of any third party. Any payment or delivery to be made on the Securities, including any repayment of principal, depends on the ability of BNS to satisfy its obligations as they come due. As a result, BNS’ actual and perceived creditworthiness may affect the market value of the Securities. If BNS were to default on its obligations, you may not receive any amounts or shares owed to you under the terms of the Securities and you could lose your entire investment in the Securities.

♦BNS is subject to the resolution authority under the CDIC Act — Although the Securities are not bail-inable debt securities under the CDIC Act, as described elsewhere in this pricing supplement, BNS remains subject generally to Canadian bank resolution powers under the CDIC Act. Under such powers, the Canada Deposit Insurance Corporation may in certain circumstances take actions that could negatively impact holders of the Securities and result in a loss on your investment. See “Risk Factors — Risks Related to the Bank’s Debt Securities” in the accompanying prospectus for more information.

Risks Relating to Canadian and U.S. Federal Income Taxation

♦Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax advisor about your tax situation. See “Material Canadian Income Tax Consequences” and “What Are the Tax Consequences of the Securities?” herein.

Hypothetical Examples and Return Table of the Securities at Maturity

The below examples and table are based on hypothetical terms. The actual terms were set on the strike date and are indicated on the cover hereof.

The examples and table below illustrate the payment at maturity for a $1,000 Security on a hypothetical offering of the Securities, with the following assumptions (amounts may have been rounded for ease of analysis):

Principal Amount:	$1,000
Term:	Approximately 18 months
Initial Level:	$100.00
Digital Barrier:	$85.00 (which is equal to 85.00% of the Initial Level)
Conversion Level:	$85.00 (which is equal to 85.00% of the Initial Level)
Digital Return:	15.05%
Share Delivery Amount*:	11.7647 shares per Security (principal amount / conversion level)

*Equal to the quotient of (i) the principal amount divided by (ii) the conversion level rounded to the nearest ten-thousandth of one share, the value of which is expected to be worth less than your principal amount and, in extreme situations, you could lose your entire investment in the Securities. If you receive the share delivery amount at maturity, any fractional share included in the share delivery amount will be paid in cash at an amount equal to the product of the fractional share and the final level.

Example 1 — The Final Level is $105.00, which is equal to or greater than the Digital Barrier.

Because the final level is equal to or greater than the digital barrier, the payment at maturity per Security will be calculated as follows:

$1,000 × (1 + 15.05%)
= $1,150.50 per Security (a total return of 15.05%).

Example 2 — The Final Level is $130.00, which is equal to or greater than the Digital Barrier.

Because the final level is equal to or greater than the digital barrier, the payment at maturity per Security will be calculated as follows:

$1,000 × (1 + 15.05%)
= $1,150.50 per Security (a total return of 15.05%).

Example 3 — The Final Level is $95.00, which is equal to or greater than the Digital Barrier.

Because the final level is equal to or greater than the digital barrier, the payment at maturity per Security will be calculated as follows:

$1,000 × (1 + 15.05%)
= $1,150.50 per Security (a total return of 15.05%).

Example 4 — The Final Level is $34.00, which is less than the Conversion Level.

Because the final level is less than the conversion level, the payment at maturity per Security will be less than the principal amount, if anything, calculated as follows:

Share Delivery Amount
= $34.00 × 11.7647 shares

=$400.00* per Security (a loss of 60.00%).

* Represents the approximate cash value of the share delivery amount as of the final valuation date. Because the Securities are physically settled, the actual value received and the total return on the Securities at maturity depends on the level of the underlying asset on the maturity date.

In this scenario, BNS will deliver the share delivery amount at maturity (with cash paid in lieu of any fractional share, equal to the product of such fractional share and the final level). The value of the share delivery amount as of the final valuation date would be $400.00 per Security, for a loss on the Securities of 60.00%.

Investors should note that, in the event that the final level is less than the conversion level, any decline in the level of the underlying asset from the final valuation date to the maturity date will cause your return on the Securities to be less than the return you would have received had we instead paid you an amount in cash equal to the share delivery amount.

Underlying Asset		Payment and Return at Maturity
Final Level	Underlying Level Return	Payment at Maturity(1)	Security Total Return at Maturity
$140.00	40.00%	$1,150.50	15.050%
$130.00	30.00%	$1,150.50	15.050%
$120.00	20.00%	$1,150.50	15.050%
$115.05	15.05%	$1,150.50	15.050%
$115.00	15.00%	$1,150.50	15.050%
$110.00	10.00%	$1,150.50	15.050%
$105.00	5.00%	$1,150.50	15.050%
$100.00	0.00%	$1,150.50	15.050%
$95.00	-5.00%	$1,150.50	15.050%
$90.00	-10.00%	$1,150.50	15.050%
$85.00	-15.00%	$1,150.50	15.050%
$80.00	-20.00%	$941.18	-5.882%
$70.00	-30.00%	$823.53	-17.647%
$60.00	-40.00%	$705.88	-29.412%
$50.00	-50.00%	$588.24	-41.176%
$40.00	-60.00%	$470.59	-52.941%
$30.00	-70.00%	$352.94	-64.706%
$20.00	-80.00%	$235.29	-76.471%
$10.00	-90.00%	$117.65	-88.235%
$0.00	-100.00%	$0.00	-100.000%

(1) If the final level is less than the conversion level, payment consists of the share delivery amount. If you receive the share delivery amount at maturity, any fractional share included in the share delivery amount will be paid in cash at an amount equal to the product of the fractional share and the final level. The actual value received and the total return on the Securities at maturity will depend on the level of the underlying asset on the maturity date.

Investing in the Securities involves significant risks. You may lose some or all of your investment in the Securities. Specifically, if the final level is less than the conversion level, BNS will deliver to you a number of shares of the underlying asset (with cash paid in lieu of any fractional share) per Security equal to the share delivery amount, the value of which is expected to be worth less than the principal amount, resulting in a loss of some or all of your investment in the Securities. Any payment or delivery on the Securities, including any repayment of principal, is subject to the creditworthiness of BNS. If BNS were to default on its payment obligations, you may not receive any amounts or shares owed to you under the Securities and you could lose your entire investment in the Securities.

Information About the Underlying Asset

All disclosures contained in this document regarding the underlying asset are derived from publicly available information. BNS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset. Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. You should make your own investigation into the underlying asset.

Included below is a brief description of the underlying asset. This information has been obtained from publicly available sources. Set forth below for the underlying asset is a graph that illustrates the past performance for the underlying asset. The information given below is for the period indicated. We obtained the past performance information set forth below from Bloomberg Professional® service (“Bloomberg”) without independent verification. You should not take the historical levels of the underlying asset as an indication of future performance.

The underlying asset is registered under the Securities Act of 1933, the Securities Exchange Act of 1934 and/or the Investment Company Act of 1940, each as amended. Companies with securities registered with the SEC are required to file financial and other information specified by the SEC periodically. Information filed for the underlying asset with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC can be located by reference to its SEC file number provided below.

iShares® Russell 2000 ETF

We have derived all information contained herein regarding the iShares® Russell 2000 ETF (the “IWM Fund”), including without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to changes by, BlackRock Fund Advisors, the sponsor of the IWM Fund and the index sponsor of its target index.

The IWM Fund seeks investment results that correspond generally to the price and yield performance, before expenses, of the Russell 2000® Index (the “target index”), which seeks to measure the performance of the small-capitalization segment of the U.S. equity market. Please see “Exchange-Traded Funds — iShares® Russell 2000 ETF” in the accompanying underlier supplement for additional information regarding the IWM Fund, its sponsor and the trustee and “Indices — The Russell 2000® Index” in the accompanying underlier supplement for additional information regarding its target index. Additional information regarding the IWM Fund, including its portfolio holdings, may be available on the website for the IWM Fund.

In making your investment decision you should review the prospectus related to the IWM Fund, dated July 31, 2026, available at:

http://www.sec.gov/Archives/edgar/data/1100663/000119312525171580/d926637d497k.htm

Information from outside sources including, but not limited to the prospectus related to the IWM Fund and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. BNS has not conducted any independent review or due diligence of any publicly available information with respect to the IWM Fund herein or in any way made a part hereof.

Historical Information

The graph below illustrates the performance of the IWM Fund for the period from January 1, 2016 through November 10, 2026, based on the daily closing levels as reported by Bloomberg, without independent verification. The closing level of the IWM Fund on November 10, 2026 was $280.58. The dotted line represents the digital barrier and conversion level of $238.49, which is equal to 85.00% of the initial level. Past performance of the underlying asset is not indicative of the future performance of the underlying asset during the term of the Securities.

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What Are the Tax Consequences of the Securities?

The U.S. federal income tax consequences of your investment in the Securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the Securities, BNS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize your Securities as prepaid derivative contracts with respect to the underlying asset. If your Securities are so treated, subject to the discussion below regarding Section 1260 of the Code, you should generally recognize long-term capital gain or loss if you hold your Securities for more than one year (and, otherwise, short-term capital gain or loss) upon the taxable disposition (including cash settlement) of your Securities, in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. The deductibility of capital losses is subject to limitations.

This discussion does not address the U.S. federal income tax consequences of owning or disposing of any shares of the underlying asset that you may receive at maturity in connection with your investment in the Securities. If your Securities are physically settled at maturity by delivery to you of shares of the underlying asset, you may suffer adverse U.S. federal income tax consequences if you hold such shares. You should carefully review the potential tax consequences that are set forth in the prospectus for the underlying asset. Further, you should consult your own tax advisors concerning the application of U.S. federal income and other tax laws to your beneficial ownership of any shares of the underlying asset received at maturity.

If the Securities are physically settled, you should generally not recognize gain or loss with respect to the shares of the underlying asset received at maturity (other than with respect to cash received in lieu of any fractional share). Consistent with this position, you should have an aggregate tax basis in the shares of the underlying asset (including any fractional share for which cash is received) equal to your adjusted tax basis in the Securities and should have a holding period in the shares of the underlying asset beginning on the day after receipt of the share delivery amount. With respect to any cash received in lieu of a fractional share of the underlying asset, you should recognize capital gain or loss in an amount equal to the difference between the amount of that cash and the tax basis allocable to the fractional share. Alternatively, it is possible that receipt of the share delivery amount is treated as a taxable settlement of the Securities followed by a purchase of the shares of the underlying asset pursuant to the original terms of the Securities. If the receipt of the share delivery amount is so treated, (i) you should recognize capital gain or loss equal to the difference between the fair market value of the shares received at such time plus the cash you receive in lieu of any fractional share and the amount you paid for your Securities, (ii) you should take a basis in such shares in an amount equal to their fair market value at such time and (iii) your holding period in such shares would begin on the day after you beneficially receive such shares. Notwithstanding the foregoing there is uncertainty regarding the tax treatment of the Securities if the Securities are physically settled to any extent and the IRS or a court might not agree with the treatment described above. A different tax treatment could be adverse to you.

Section 1260. Because the issuer of the underlying asset would be treated as a “pass-thru entity” for purposes of Section 1260 of the Code, it is possible that the Securities could be treated as a constructive ownership transaction under Section 1260 of the Code. If the Securities were treated as a constructive ownership transaction, certain adverse U.S. federal income tax consequences could apply (i.e., all or a portion of any long-term capital gain that you recognize upon the taxable disposition of your Securities could be recharacterized as ordinary income and you could be subject to an interest charge on any deferred tax liability with respect to such recharacterized gain). We urge you to read the discussion concerning the possible treatment of the Securities as a constructive ownership transaction under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement.

Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization (including possible treatment as a “constructive ownership transaction” under Section 1260 of the Code), such that the timing and character of your income from the Securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, in the accompanying product supplement.

Except to the extent otherwise required by law, BNS intends to treat your Securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement, unless and until such time as the Treasury and the IRS determine that some other treatment is more appropriate.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Securities. According to Notice 2008-2, the IRS and the Treasury are considering whether a holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. According to the Notice, the IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code (discussed above) should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain realized with respect to the Securities, to the extent of their net investment income or undistributed net investment income (as the case may be) that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. U.S. holders may be subject to reporting obligations with respect to their Securities if they do not hold their Securities in an account maintained by a financial institution and the aggregate value of their Securities and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds an applicable threshold. Significant penalties can apply if a U.S. holder is required to disclose its Securities and fails to do so.

Non-U.S. Holders. Subject to Section 897 of the Code and Section 871(m) of the Code and “FATCA”, as discussed below, if you are a non-U.S. holder you should generally not be subject to U.S. withholding tax with respect to payments on your Securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities if you comply with certain certification and identification requirements as to your non-U.S. status (by providing us (and/or the applicable withholding agent) with a fully completed and duly executed applicable IRS Form W-8). Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a Security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by you in the U.S., (ii) you are a non-resident alien individual and are present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) you have certain other present or former connections with the U.S.

If the Securities are physically settled by delivery to you of a number of shares of the underlying asset equal to the share delivery amount, you may suffer adverse U.S. federal income tax consequences if you hold such shares. For instance, you may be subject to U.S. withholding tax on U.S.-source dividends in respect of such underlying asset that you hold. Other adverse tax consequences are also possible. You should carefully review the potential tax consequences that are set forth in the prospectus for the underlying asset and consult your tax advisor concerning the application of U.S. federal income tax laws (or the laws of any other taxing jurisdiction) to your beneficial ownership of any shares received at maturity.

Section 897. We will not attempt to ascertain whether the issuer of the underlying asset would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and/or the Securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Security upon a taxable disposition of the Security to U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any such entity as a USRPHC and/or the Securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2029.

Based on the nature of the underlying asset and our determination that the Securities are not “delta-one” with respect to the underlying asset or any underlying constituents, our special U.S. tax counsel is of the opinion that the Securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the Securities are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your Securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying asset, any underlying constituents or your Securities, and following such occurrence your Securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Securities under these rules if a non-U.S. holder enters, or has entered, into certain other transactions in respect of the underlying asset, any underlying constituents or the Securities. A non-U.S. holder that enters, or has entered, into other transactions in respect of the underlying asset, any underlying constituents or the Securities should consult its tax advisor regarding the application of Section 871(m) of the Code to its Securities in the context of its other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Securities.

FATCA. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits and income, and the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Investors should consult their tax advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Securities through a foreign entity) under the FATCA rules.

Backup Withholding and Information Reporting. The proceeds received from a taxable disposition of the Securities will be subject to information reporting unless you are an “exempt recipient” and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer number, if you are a U.S. holder) or meet certain other conditions.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders. A Security may be subject to U.S. federal estate tax if an individual non-U.S. holder holds the Security at the time of his or her death. The gross estate of a non-U.S. holder domiciled outside the U.S. includes only property situated in the U.S. Individual non-U.S. holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the Securities at death.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Securities, and any shares of the underlying asset received, arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including that of BNS).

Material Canadian Income Tax Consequences

See “Supplemental Discussion of Canadian Tax Consequences” in the accompanying product supplement.

Additional Information Regarding Estimated Value of the Securities

On the cover page of this pricing supplement, BNS has provided the initial estimated value range for the Securities. This range of estimated values was determined by reference to BNS’ internal pricing models, which take into consideration certain factors, such as BNS’ internal funding rate on the trade date and BNS’ assumptions about market parameters. For more information about the initial estimated value, see “Key Risks — Risks Relating to Estimated Value and Liquidity” herein.

The economic terms of the Securities (including the digital return, digital barrier and conversion level) are based on BNS’ internal funding rate, which is the rate BNS would pay to borrow funds through the issuance of similar market-linked securities and the economic terms of certain related hedging arrangements. Due to these factors, the original issue price you pay to purchase the Securities will be greater than the initial estimated value of the Securities. BNS’ internal funding rate is typically lower than the rate BNS would pay when it issues conventional fixed rate debt securities as discussed further herein under “Key Risks — Risks Relating to Estimated Value and Liquidity — Neither BNS’ nor SCUSA’s estimated value of the Securities at any time is determined by reference to credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities”. BNS’ use of its internal funding rate reduces the economic terms of the Securities to you.

We urge you to read the “Key Risks — Risks Relating to Estimated Value and Liquidity” in this pricing supplement for additional information.

Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

SCUSA, our affiliate, will purchase the Securities at the principal amount and, as part of the distribution of the Securities, will sell the Securities to UBS at the principal amount. UBS proposes to offer the Securities at the issue price to certain fee-based advisory accounts for which UBS is an investment advisor. In accordance with the terms of a distributor accession letter, UBS has been appointed as a distribution agent under the distribution agreement and may purchase Securities from BNS or its affiliates.

In addition, SCUSA and our other affiliates may use the accompanying product supplement, underlier supplement, prospectus supplement and prospectus to which this pricing supplement relates in market-making transactions after the initial sale of the Securities. While SCUSA intends to make a market in the Securities, it is under no obligation to do so and may discontinue any market-making activities at any time without notice. See “Key Risks — Risks Relating to Estimated Value and Liquidity — The Securities have limited liquidity” herein and the sections titled “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement and prospectus supplement for additional information.

Conflicts of Interest — SCUSA is an affiliate of BNS and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, BNS will receive the gross proceeds from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of FINRA Rule 5121. SCUSA is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

In the ordinary course of their various business activities, SCUSA, UBS and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of BNS. SCUSA, UBS and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Prohibition of Sales to EEA Retail Investors — The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014 (the “EU PRIIPs Regulation”), for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

Prohibition of Sales to United Kingdom Retail Investors — The Securities are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is either one (or both) of the following: (i) not a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”) or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024. Consequently no disclosure document required by the UK Financial Conduct Authority (the “FCA”) Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the Securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the Securities or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulation 2024.